Exhibit 3.46

ARTICLES OF ORGANIZTION State Form 49459 (R / 1-03) Approved by State Board of Accounts 1999 TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 indianapolis, IN 46204 Telephone: (317) 232-6576 INSTRUCTIONS: Use 8 1/2” x 11” white paper for attachments. Present original and one (1) copy to the address in upper right corner of this form. Please TYPE or PRINT. Please visit our office on the web at www.sos.in.gov. Indiana Code 23-18-2-4 FILING FEE: $90.00 ARTICLES OF ORGANIZATION The undersigned, desiring to form a Limited Liability Company (hereinafter referred to as “LLC”) pursuant to the provisions of: Indiana Business Flexibility Act, Indiana Code 23-18-1-1, et seq. as amended, executes the following Articles of Organization: ARTICLE I - NAME AND PRINCIPAL OFFICE Name of LLC (the name must include the words “Limited Liability Company”, “L.L.C.”, or “LLC”) Biomet Trauma, LLC Principal Office: The address of the principal office of the LLC is: (optional) Post office address P.O. Box 587 City Warsaw State IN Zip code 46581 ARTICLE II - REGISTERED OFFICE AND AGENT Registered Agent: The name and street address of the LLC’s Registered Agent and Registered Office for service of process are: Name of Registered Agent Corporate Creations Network, Inc. Address of Registered Office (street or building) 105 East Jefferson Boulevard #800 City South Bend Indiana Zip code 46601 ARTICLE III - DISSOLUTION The latest date upon which the LLC is to dissolve: The Limited Liability Company is perpetual until dissolution. ARTICLE IV - MANAGEMENT The Limited Liability Company will be managed by its members. The Limited Liability Company will be managed by a manager or managers. In Witness Whereof, the undersigned executes these Articles of Organization and verifies, subject to penalties of perjury, that the statements contained herein are true, this 19th day of August, 2010. Signature This instrument was prepared by: (name) Address (number, street, city and state) Printed name Bradley J. Tandy, Manager Indiana Secretary of State Packet: 2010082400361 Filing Date: 08/23/2010 Effective Date: 08/23/2010

State of Indiana

Office of the Secretary of State

CERTIFICATE OF ORGANIZATION

of

BIOMET TRAUMA, LLC

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Organization of the above Domestic Limited Liability Company (LLC) have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Flexibility Act.

Indiana Secretary of State
Packet: 2010082400361
Filing Date: 08/23/2010
Effective Date: 08/23/2010

NOW, THEREFORE, with this document I certify that said transaction will become effective Monday, August 23,2010.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, August 23,2010. /s/ TODD ROKITA TODD ROKITA, SECRETARY OF STATE